Park City Group Appoints Todd Mitchell Chief Financial Officer

SALT LAKE CITY, Utah. – September 28, 2015 – Park City Group, Inc. (NASDAQ: PCYG), a cloud-based software company that uses big data management to help retailers and their suppliers ‘Sell more, Stock less and See everything’, today announced Todd Mitchell will join the company as Chief Financial Officer effective September 28, 2015.

“We are excited to have Todd Mitchell join our team as Chief Financial Officer,” said Randall K. Fields, Chairman and Chief Executive Officer.  “Todd has an extensive background in capital markets, finance and public equites, most recently serving as Director of Research at Brean Capital, LLC where he covered Park City Group.  Todd has an in depth knowledge of the Company’s business model and of the market in which we operate, and we look forward to his contributions to the Company going forward.  We would also like to thank Ed Clissold for his service for the past three years where he served both as CFO and General Counsel.  Ed will continue as our General Counsel, but our growth adds to both roles so this is the right time to split the functions,” concluded Mr. Fields.

“I am thrilled to join the management team of Park City Group at such a key point in the Company’s development,” said Todd Mitchell. “With the promulgation of new food safety regulations, and ReposiTrak’s truly unique solution for helping industry participants to comply with these new challenges, I see a tremendous opportunity.  I believe Park City has a truly differentiated technology platform, a very attractive business model, and the ability to scale rapidly and profitably, creating significant value for its shareholders. I look forward to working with Randy and the team at Park City to grow the business and deliver significant returns for investors.”

Todd Mitchell joins Park City Group after a two decade career as a Research Analyst on Wall Street covering media and technology companies. Todd has a strong track record of finding and championing successful small cap growth companies. Over the course of his career Todd has received many accolades for his research activities. Most recently, Todd was the #1 ranked analyst in his sector for Stock Picking and #1 ranked analyst in his sector for Earnings Accuracy for 2014/2015 by Thomson Reuters Starmine Analyst Awards. For the past three years Todd also served as the Director of Research for Brean Capital LLC, where he oversaw the expansion of the department and helped the firm to grow its cash equities business by nearly 50% during this period. Todd earned an MBA and a master’s degree in economics from George Washington University, and a BA from Vassar College.

About Park City Group

Park City Group (PCYG) is a Software-as-a-Service ("SaaS") provider that brings unique visibility to the consumer goods supply chain, delivering actionable information to ensure products are available when and where consumers demand them, helping retailers and suppliers to 'Sell More, Stock Less, and See Everything'. Park City Group's technology also assists all participants in the food and drug supply chains to comply with food and drug safety regulations through the Company's ReposiTrak subsidiary. More information is available at www.parkcitygroup.com  and www.repositrak.com.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Park City Group, Inc. ("Park City Group") are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Park City's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051

Jeff Elliott

Three Part Advisors, LLC

972-423-7070

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